NJR Contacts:
Roberto Bel, Vice President, Treasurer & Investor Relations	732-938-1049
Dennis Puma, Director, Investor Relations & Treasury Services	732-938-1229
Mark Aydin, Manager, Investor Relations	732-938-1228

November 30, 2020

UNDERSTANDING NJR’S CHANGE IN ACCOUNTING METHOD FOR
SOLAR TRANSACTIONS AND TAX EQUITY FINANCING

BACKGROUND

Since 2010, NJR Clean Energy Ventures (CEV) has financed, constructed and maintained a total of 357 megawatts (MW) of New Jersey-based solar capacity for almost a billion dollars.

This experience has positioned CEV to succeed as solar markets continue to expand. The U.S. solar market is forecasted for continued expansion, making up a larger and larger contribution of the overall U.S. energy mix. Over the next four years, CEV expects to expand its footprint into other states and invest approximately $850 million dollars, essentially doubling its rate of investment when compared to the last ten. This will double its installed capacity from 357 MWs at the end of fiscal 2020, to approximately 770 MWs in only four years. This incremental investment will be allocated primarily to the commercial solar space where investment expands rapidly. Importantly, it also allows CEV to advance its environmental objectives in close alignment with public policy objectives.

Increased investment in solar leads to important decisions which must be made about CEV’s accounting and financing methods.

THE ACCOUNTING METHOD CHANGE

Financial accounting standards provide two methods of accounting for investment tax credits (ITC)s. These are:

●	A Tax reduction method (“flow through”) – immediate recognition of the benefit in the income tax line item of the income statement.

●	A Cost reduction method (“deferred”) – recognized over the book life of the asset, usually between 20 and 35 year, as a reduction to depreciation expense.

Since its inception, CEV has utilized the flow through method which allows for an immediate, one time, recognition of the tax benefit in net financial earnings as projects were placed into service. This method impacted NJR’s (the consolidated taxpayer) estimate of its effective tax rate for quarterly reporting purposes and, given the statutory reduction in the ITC rate over time1, created a “treadmill effect” in that more projects are needed each year to maintain the same level of net financial earnings (NFE).

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1 The statutory ITC rate schedule is as follows: 30% for projects placed in service until 2019, 26% for 2020; 22% for 2021 and 10% for 2022 and beyond.

As part of CEV’s strategic review, it became apparent that switching to the deferral method in fiscal 2021 would provide a path for increasing our future investment level even as the investment tax credit was scheduled to decline. Additionally, the deferral method is considered the “preferred” method by the FASB and in fact is the more common method of accounting for investment tax credits among public companies.

Therefore, effective October 1, 2020, CEV changed from flow-through method to the cost reduction or deferred method of accounting. As required by US GAAP, NJR will recast all historical financial information in future SEC filings to present information for all periods under a consistent accounting policy. This change is permanent and applies to all of our solar assets. It is important to remember that there is no change to the economics of solar investments because there is no change in the underlying cash flows.

Because the ITC is no longer recognized up front, it will require a “reset” of CEV’s, and therefore NJR’s, overall net financial earnings expectations for fiscal 2021. However, the change in accounting method will have several benefits going forward:

●	Since the ITC recognition will no longer create a front-loaded tax benefit, the resulting net financial earnings generated every year will be less volatile than under the flow through method. As illustrated in Chart 1 below, under the flow through method the amount of the ITC fluctuates significantly based on the level of our capital investment in qualified projects.

●	Moreover, since the quarterly ITC recognition will no longer affect the estimated effective tax rate for the year, this accounting change eliminates a source of quarterly NFE volatility.

●	The ITC NFE “cliff” will be eliminated, regardless of the ITC rate.

Chart 1: ITC impact on NFE under the Flow Through and Deferral Methods of Accounting Millions

SALE LEASE BACK FINANCING

This type of transaction benefits CEV because it allows the Company to monetize the tax benefits of ITC and depreciation through a transfer to the lessor that would otherwise have increased NJR’s deferred tax assets. Based upon their tax position, a tax equity investor may be able to monetize the tax credits and tax depreciation effects more quickly than NJR. In doing so, the transaction also helps to limit further accumulation of the Consolidated Company’s net operating loss carryforwards and helps NJR reduce its deferred tax asset balance as seen in Chart 2 below. If NJR is in a consolidated net operating loss position for tax purposes, the value of the ITC is not immediately realizable in cash but rather accumulates as a deferred tax asset on its Consolidated Balance Sheet until the time that it has the taxable income to utilize those assets. At the end of fiscal 2020, the deferred tax asset attributable to tax credit carryforwards was approximately $195 million. As a result of the cash received up front in exchange for the transfer of tax attributes (ITCs and tax depreciation) and monthly lease payments spread out over several years2, the transaction can create significant net present value benefits.

This is a sale for tax purposes only. It is treated as a financing arrangement in accordance with US GAAP for financial reporting purposes. NJR retains the revenue, expenses and even the book depreciation of the asset. However, instead of recognizing the value of the ITC through income tax expense (as was the case under the flow through method) or as an offset to depreciation expense (as will be the case under the deferral method), 20% of the economic value of the ITC is recognized in Other Income beginning on the one-year anniversary of the solar project’s in-service date.

From a cash flow perspective, the economic benefit of the ITC is factored into the debt service on the financing arrangement and results in a higher net present value as compared to on balance sheet financing.

Chart 2: Investment Tax Credit Carryforward
Millions

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2 Terms vary, but average is five to seven years.

EXAMPLE

The following is an example of a transaction under the deferral method of accounting with and without tax equity financing.

Assumptions

We will use the following assumptions of a hypothetical CEV solar project:

$25 million construction cost, New Jersey based	$26.250 million sale price*
20 percent residual value**	Seven-year lease period
ITC rate: 26 percent	NJR is a consolidated taxpayer
7-year incremental borrowing rate: 2.74%[3]
*	Cash Proceeds are based on the fair market value of the underlying asset which may exceed CEVs cost basis due to internal development costs or increased asset value.
**	At the expiration of the lease CEV has the option to repurchase the equipment for the greater of (a) the fair market value, or (b) 20% of the cash proceeds originally received for the equipment.

SOLAR ASSET TRANSACTION USING THE DEFERRAL METHOD OF ACCOUNTING AND NO TAX EQUITY FINANCING

The Transaction

Using the assumptions above, CEV constructed a 10-megawatt (MW) project in New Jersey for $25 million as illustrated in Figure 1 below.

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3 Only for illustrative purposes.

Accounting

From a Balance Sheet and Income Statement perspective, the accounting entries are as follows:

The Asset is Constructed, Completed and Placed in Service
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Asset in Service	$18,500,000	None	None
CR – Cash	$25,000,000
DB – Deferred Tax Asset	$6,500,000

Deferred Tax Asset4 = ITC rate x construction cost = 26% x $25 million = $6.5 million

Monthly recognition of Revenue from SRECs, Energy Sales and Book Depreciation
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Cash	*	CR – SREC Revenues	*
CR – Accum. Deprec.**	$61,667	CR – Electricity Revenues	*
		DB – Depreciation Expense	$61,667**

* Revenues and cash collected (or billed) based on actual monthly generation and market pricing.
**Based on a 25-year useful life ($18.5 million/ 300 months = $61,667)

SOLAR ASSET TRANSACTION USING THE DEFERRAL METHOD OF ACCOUNTING WITH TAX EQUITY FINANCING THROUGH A “SALE LEASEBACK”

The Transaction

Using the same assumptions above, CEV enters into a seven-year sale leaseback agreement within 90 days of commencement of commercial operations. In exchange for $26.25 million upfront, NJR agrees to a monthly lease payment of $181,000 and to transfer all tax benefits, including ITCs, to the transaction counterparty.

CEV is still able to sell the energy to an off-taker under a power purchase agreement (PPA) or into the wholesale market for grid-connected projects. The RECs generated by the facility are sold in accordance with state mandated auctions to LSEs or TPMs.

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4 For simplicity, this example does not consider the immaterial impact of the basis reduction associated with the ITC.

Accounting

From a Balance Sheet and Income Statement perspective, the accounting entries are as follows:

Step 1: Asset Constructed, Completed and Placed in Service
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Asset in Service	$25,000,000	None	None
CR – Cash	$25,000,000

Step 2: Sale-Leaseback Transaction Executed
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Cash	$26,250,000	None	None
CR – Long-Term Debt +	$26,250,000
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+ Transaction accounted for as a financing arrangement. PP&E is NOT impacted – asset remains on NJR’s consolidated balance sheet.

Step 3: Lease Period. Months 1 to 84 for Principal and Interest (Monthly Entry)
Balance Sheet		Income Statement
Action	Amount	Action	Amount
CR – Cash	~$181,000	DB – Interest Expense	~$60,000
DB – Long-Term Debt	~$121,000

NJR pays the monthly lease payment of $181,000. For accounting purposes, the lease payment has to be broken down between interest and principal payments. This is achieved by imputing interest expense based on NJR’s implied borrowing rate at the time of the transaction.

For the first month the imputed interest would be: $26.25M x 2.74% /12 = $60,000

Step 3a Monthly recognition of Revenue from SRECs, Energy Sales and Book Depreciation
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Cash	*	CR – SREC Revenues	*
CR – Accum. Deprec.	$83,000	CR – Electricity Revenues	*
		DB – Depreciation Expense**	$83,333
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* Revenues and cash collected (or billed) based on actual monthly generation and market pricing.
**Based on a 25-year useful life ($25 million/ 300 months = $83,333)

Step 3b: Annual entry for ITC Recapture Period. Record Recognition of Gain on Transfer of ITC
Balance Sheet		Income Statement
Action	Amount	Action	Amount
DB – Long-Term Debt	$1,300,000	CR – Other Income	$1,300,000

Even though for tax purposes the ITC was transferred to the counterparty, NJR must recognize its value in Other Income ratably over 5 years (the ITC recapture period) on the anniversaries of the solar projects’ in-service date: $25M x 26% ITC rate / 5 years = $1.3 million

Step 4: End of Lease Period. Assumed Repurchase of Asset at 20% residual value.
Balance Sheet		Income Statement
Action	Amount	Action	Amount
CR – Cash	$5,250,000	CR – Gain on Sale	$2,204,939
DB – Long-Term Debt	$7,454,939

Month	Monthly Lease	Other	Principal	Interest	Principal	Month	Monthly Lease	Other	Principal	Interest	Principal
	Payment	Income	Reduction	Expense	Balance		Payment	Income	Reduction	Expense	Balance
					26,250,000	43	181,000		142,910	38,090	16,521,412
1	181,000		121,000	60,000	26,129,000	44	181,000		143,237	37,763	16,378,175
2	181,000		121,277	59,723	26,007,723	45	181,000		143,564	37,436	16,234,611
3	181,000		121,554	59,446	25,886,170	46	181,000		143,892	37,108	16,090,718
4	181,000		121,832	59,168	25,764,338	47	181,000		144,221	36,779	15,946,497
5	181,000		122,110	58,890	25,642,228	48	181,000		144,551	36,449	15,801,946
6	181,000		122,389	58,611	25,519,839	49	181,000	1,365,000	144,881	36,119	14,292,065
7	181,000		122,669	58,331	25,397,170	50	181,000		148,332	32,668	14,143,733
8	181,000		122,949	58,051	25,274,220	51	181,000		148,671	32,329	13,995,061
9	181,000		123,230	57,770	25,150,990	52	181,000		149,011	31,989	13,846,050
10	181,000		123,512	57,488	25,027,478	53	181,000		149,352	31,648	13,696,698
11	181,000		123,794	57,206	24,903,684	54	181,000		149,693	31,307	13,547,005
12	181,000		124,077	56,923	24,779,606	55	181,000		150,035	30,965	13,396,969
13	181,000	1,365,000	124,361	56,639	23,290,246	56	181,000		150,378	30,622	13,246,591
14	181,000		127,765	53,235	23,162,480	57	181,000		150,722	30,278	13,095,869
15	181,000		128,057	52,943	23,034,423	58	181,000		151,067	29,933	12,944,802
16	181,000		128,350	52,650	22,906,073	59	181,000		151,412	29,588	12,793,390
17	181,000		128,643	52,357	22,777,430	60	181,000		151,758	29,242	12,641,633
18	181,000		128,937	52,063	22,648,493	61	181,000	1,365,000	152,105	28,895	11,124,528
19	181,000		129,232	51,768	22,519,261	62	181,000		155,573	25,427	10,968,955
20	181,000		129,527	51,473	22,389,733	63	181,000		155,928	25,072	10,813,027
21	181,000		129,823	51,177	22,259,910	64	181,000		156,285	24,715	10,656,743
22	181,000		130,120	50,880	22,129,790	65	181,000		156,642	24,358	10,500,101
23	181,000		130,418	50,582	21,999,372	66	181,000		157,000	24,000	10,343,101
24	181,000		130,716	50,284	21,868,656	67	181,000		157,359	23,641	10,185,742
25	181,000	1,365,000	131,014	49,986	20,372,642	68	181,000		157,718	23,282	10,028,024
26	181,000		134,434	46,566	20,238,208	69	181,000		158,079	22,921	9,869,945
27	181,000		134,741	46,259	20,103,467	70	181,000		158,440	22,560	9,711,505
28	181,000		135,049	45,951	19,968,417	71	181,000		158,802	22,198	9,552,703
29	181,000		135,358	45,642	19,833,060	72	181,000		159,165	21,835	9,393,538
30	181,000		135,667	45,333	19,697,392	73	181,000		159,529	21,471	9,234,009
31	181,000		135,977	45,023	19,561,415	74	181,000		159,894	21,106	9,074,115
32	181,000		136,288	44,712	19,425,127	75	181,000		160,259	20,741	8,913,856
33	181,000		136,600	44,400	19,288,527	76	181,000		160,625	20,375	8,753,230
34	181,000		136,912	44,088	19,151,615	77	181,000		160,993	20,007	8,592,238
35	181,000		137,225	43,775	19,014,390	78	181,000		161,361	19,639	8,430,877
36	181,000		137,539	43,461	18,876,852	79	181,000		161,729	19,271	8,269,148
37	181,000	1,365,000	137,853	43,147	17,373,999	80	181,000		162,099	18,901	8,107,049
38	181,000		141,288	39,712	17,232,711	81	181,000		162,470	18,530	7,944,579
39	181,000		141,611	39,389	17,091,100	82	181,000		162,841	18,159	7,781,738
40	181,000		141,935	39,065	16,949,165	83	181,000		163,213	17,787	7,618,525
41	181,000		142,259	38,741	16,806,906	84	181,000		163,586	17,414	7,454,939
42	181,000		142,584	38,416	16,664,322	Buyback	5,250,000		5,250,000		2,204,939

FORWARD LOOKING STATEMENTS

This investor fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this investor fact sheet include, but are not limited to, certain statements regarding CEV’s investment in solar and ability to operate in other states outside of New Jersey, the impact of NJR’s change to the deferral method of accounting for ITCs and the ability to pursue tax equity financing through sale leasebacks of our solar projects.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this investor fact sheet is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of over 350 megawatts, providing residential and commercial customers with low-carbon solutions.

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.